Exhibit 10.24
SYNOPSYS, INC.
RESTRICTED STOCK UNIT GRANT NOTICE AND AWARD AGREEMENT
(2006 EMPLOYEE EQUITY INCENTIVE PLAN)
Synopsys, Inc. (the “Company”), pursuant to Section 7(b) of the Company’s 2006 Employee Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award covering the number of restricted stock units (the “Restricted Stock Units”) set forth below (the “Award”). This Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice and Award Agreement (such agreement, together with any special terms and conditions for your country, if any, in the Appendix hereto, the “Agreement”) and the Plan, which is incorporated by reference herein in its entirety. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.
Participant:    %%FIRST_NAME%-% %%LAST_NAME%-%
ID:    %%EMPLOYEE_IDENTIFIER%-%
Award Number:    %%OPTION_NUMBER%-%
Date of Grant:    %%OPTION_DATE%-%
Vesting Commencement Date:     %%VEST_BASE_DATE%-%
Number of Restricted Stock Units:    %%TOTAL_SHARES_GRANTED%-%

Payment for Common Stock:	Participant’s future services

Vesting Schedule: The Restricted Stock Units shall vest in accordance with the following vesting schedule; provided, however, that the Participant’s Continuous Service has not terminated prior to each such vesting date.

Units	Vest Type	Full Vest
%%SHARES_PERIOD1%-%	%%VEST_TYPE_PERIOD1%-%	%%VEST_DATE_PERIOD1%-%
%%SHARES_PERIOD2%-%	%%VEST_TYPE_PERIOD2%-%	%%VEST_DATE_PERIOD2%-%
%%SHARES_PERIOD3%-%	%%VEST_TYPE_PERIOD3%-%	%%VEST_DATE_PERIOD3%-%
%%SHARES_PERIOD4%-%	%%VEST_TYPE_PERIOD4%-%	%%VEST_DATE_PERIOD4%-%
Delivery Schedule: The Company shall deliver one share of Common Stock for each Restricted Stock Unit that vests on an applicable vesting date, subject to the provisions of Section 3 below and subject to satisfaction of Tax-Related Items as described in Section 10 below. Each installment of Restricted Stock Units that vests hereunder is intended to constitute a “separate payment” for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2).
Compensation Recovery: The Restricted Stock Units granted herein are subject to the Compensation Recovery Policy applicable to corporate staff, adopted by the Company in December

1

2008, as amended from time to time (the “Compensation Recovery Policy”) and any required compensation recovery provisions under applicable laws or regulations.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Agreement, the Plan, the related Plan prospectus, the Company’s Insider Trading Policy, the Company’s Section 16 Officer and Director Trading Procedures (if applicable) and the Compensation Recovery Policy (if applicable). Participant further acknowledges that as of the Date of Grant, the Agreement and the Plan set forth the entire understanding between the Participant and the Company regarding the award of the Restricted Stock Units and the underlying Common Stock and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) if applicable to you, (A) the terms of any Company change of control severance plan or provisions that are in effect and applicable at the time of a qualifying termination or event and (B) the Compensation Recovery Policy (if applicable).

ATTACHMENTS: Appendix

2

The Company has awarded you a Restricted Stock Unit Award (the “Award”) pursuant to Section 7(b) of the Company’s 2006 Employee Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units as indicated on the first page of this Agreement. Subject to adjustment and the terms and conditions as provided herein and in the Plan, each Restricted Stock Unit shall represent the right to receive one (1) share of Common Stock.
The terms and conditions of your Award, in addition to those set forth above, are as follows.
1.NUMBER OF RESTRICTED STOCK UNITS AND SHARES OF COMMON STOCK.
(a)    The number of Restricted Stock Units subject to your Award and the number of shares of Common Stock deliverable with respect to such Restricted Stock Units may be adjusted from time to time for Capitalization Adjustments as described in Section 9(a) of the Plan. You shall receive no benefit or adjustment to your Award with respect to any cash dividend or other distribution that does not result in a Capitalization Adjustment pursuant to Section 9(a) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
(b)    Any additional Restricted Stock Units, shares of Common Stock, cash or other property that becomes subject to the Award pursuant to this Section 1 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and Common Stock covered by your Award.
(c)    Notwithstanding the provisions of this Section 1, no fractional Restricted Stock Units or rights for fractional shares of Common Stock shall be created pursuant to this Section 1. The Board shall, in its discretion, determine an equivalent benefit for any fractional Restricted Stock Units or fractional shares that might be created by the adjustments referred to in this Section 1.
2.    VESTING.
Subject to the limitations contained in this Agreement and the Plan, the Restricted Stock Units shall vest as provided in the vesting schedule set forth above, provided that vesting shall cease upon the termination of your Continuous Service as determined in accordance with Section 11(h) below. Any Restricted Stock Units that have not yet vested shall be forfeited upon the termination of your Continuous Service.
3.    DISTRIBUTION OF SHARES OF COMMON STOCK.
(a)    Subject to the provisions of this Agreement and the Plan, in the event one or more Restricted Stock Units vests, the Company shall deliver to you one (1) share of Common Stock for each Restricted Stock Unit that vests, subject to satisfaction of Tax-Related Items as described in Section 10 below. Except as set forth below, the delivery to you of the appropriate

3

number of vested shares of Common Stock shall be made on the applicable vesting date or as soon as practicably possible thereafter. The issuance date determined by this paragraph is referred to as the “Issuance Date.” If the Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(b)    Notwithstanding the foregoing, if (i) the Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s Insider Trading Policy, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market, and (ii) the Company elects, prior to the Issuance Date, (1) not to satisfy the tax withholding obligations described in Section 10 by withholding shares of Common Stock from the shares otherwise due, on the Issuance Date, to you under this Agreement, and (2) not to permit or require you to enter into an immediate sale commitment with a broker-dealer pursuant to Section 10 of this Agreement (including but not limited to a commitment under a previously established Company-approved 10b5-1 trading plan), then such shares shall not be delivered on such Issuance Date and shall instead be delivered on the first business day of the next occurring open window period applicable to you or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Issuance Date occurs (that is, the last day of your taxable year in which the Issuance Date occurs), or, if permitted in a manner that complies with Treasury Regulation Section 1.409A-1(b)(4), in no event later than the date that is the 15th day of the third calendar month of the year following the year in which the shares of Common Stock under this Agreement are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulation Section 1.409A-1(d).
4.    PAYMENT BY YOU. Subject to Section 10 below, except as otherwise provided herein or under applicable law, you will not be required to make any payment to the Company with respect to your receipt of the Award, vesting of the Restricted Stock Units, or the delivery of the shares of Common Stock underlying the Restricted Stock Units.
5.    SECURITIES LAW COMPLIANCE. You may not be issued any Common Stock under your Award unless the shares of Common Stock are either (i) then registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
6.    RESTRICTIVE LEGENDS. The Common Stock issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.
7.    TRANSFER RESTRICTIONS. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the shares in respect of your Award. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares in respect of

4

your vested Restricted Stock Units. Your Award is not transferable, except by will or by the laws of descent and distribution. In the event of divorce, you are encouraged to discuss the proposed treatment of the Restricted Stock Units with the Company prior to finalizing any domestic relations order if you reside in the United States.
8.    AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate. Finally, your participation in the Plan shall not create a right to further employment or service with the Employer (as defined in Section 10 below) and shall not interfere with the ability of the Employer to terminate your employment or service relationship at any time with or without cause.
9.    UNSECURED OBLIGATION. Your Award is unfunded, and even as to any Restricted Stock Units which vest, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you pursuant to Section 3 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued and held by you. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
10.    WITHHOLDING OBLIGATIONS.
(a)    You acknowledge that, regardless of any action the Company, or your employer, if different from the Company (whether current or former, the “Employer”) takes with respect to Tax-Related Items, the ultimate liability for any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related withholding related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Employer. You further acknowledge that the Employer (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the subsequent sale of shares delivered pursuant thereto and the receipt of any dividends; and (2) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are or become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event or tax withholding even, as applicable, you acknowledge that the Employer may be required to withhold, account for, and/or otherwise cause you to tender a payment to the Employer in the amount of the Tax-Related Items arising in each jurisdiction.

5

(b)    On or before the time you receive a distribution of Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you hereby authorize the Employer or its respective agents, at their discretion, to withhold all applicable Tax-Related Items by one or a combination of the following: (1) withholding in shares of Common Stock issuable to you upon vesting of the Restricted Stock Units, the number of which shall be determined to comply with appropriate tax laws and as would be otherwise necessary or desirable; or (2) withholding from your wages or other cash compensation paid to you by the Employer and/or the Company; or (3) withholding from the proceeds of the sale of shares of Common Stock acquired upon vesting of the Restricted Stock Units, either through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent) or a voluntary sale (including permitting or requiring you to enter into an immediate sale commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority). Notwithstanding that the Appendix for your country may specify a particular method by which the Company or the Employer intends to recover the Tax-Related Items from you, the Company reserves the right to recover Tax-Related Items by any of the methods set forth in Section 10 of this Agreement, except that if you are an executive or director within the meaning of Section 16 of the Exchange Act and the regulations thereunder, Tax-Related Items shall be recovered by withholding in shares of Common Stock as described in this Section 10(b)(1) above.
(c)    Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for the Tax-Related Items is satisfied by withholding in shares of Common Stock, then you will be deemed to have been issued the full number of shares of Common Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares are held back solely for the purpose of paying Tax-Related Items. You will have no further rights, title or interests in or to the number of shares of Common Stock that are held back solely for the purpose of paying the Tax-Related Items.
(d)    You shall pay to the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your receipt of the Award and/or the shares issuable pursuant thereto that cannot be satisfied by the means previously described. Unless the tax withholding obligations of the Company and/or the Employer are satisfied, the Company shall have no obligation to deliver to you any Common Stock or the proceeds from any sale of the shares of Common Stock.
(e)    Finally, in the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

6

11.    NATURE OF GRANT. In accepting this Award, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company as provided in the Plan;
(b)    the grant of the Award and any other awards under the Plan is voluntary and occasional and does not create any contractual or other right to receive Awards, shares or any other benefit or compensation in lieu of future Awards, even if awards have been granted in the past;
(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)    you are voluntarily participating in the Plan;
(e)    the Award and the shares of Common Stock subject to the Award are not intended to replace any pension rights or compensation;
(f)    the Award and the shares deliverable thereunder is not paid in lieu of any normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement benefits or similar payments;
(g)    unless otherwise agreed with the Company, the Award and any shares deliverable thereunder, and the income and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate of the Company;
(h)    for purposes of the Award, your Continuous Service will be considered terminated as of the date determined by the Company in its sole discretion;
(i)    the future value of the shares underlying the Award is unknown and cannot be predicted;
(j)    you understand that should you die owning shares of Common Stock or the Award, such shares or the Award may subject your estate to United States federal estate taxes. You understand that you should seek your own tax advice regarding this potential tax;
(k)    you disclaim any entitlement to compensation or damages arising from the termination of the Award, including as the result of termination of your Continuous Service with the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or providing services or the terms of any employment or service agreement), or diminution in value of the shares of Common Stock, and in consideration of the grant of the Award to which you are not otherwise entitled, you hereby agree not to bring any claim against the Company, the Employer and any Affiliate, irrevocably waive your ability, if any, to bring such claim, and release the Company, the Employer and any Affiliate from any such claim that may be allowed by a court of competent jurisdiction;

7

(l)    the Plan and this Agreement set forth the entire understanding between you, the Company, the Employer, and any Affiliate thereof regarding the acquisition of the shares of Common Stock and supersede all prior oral and written agreements pertaining to the Award; and
(m)    the following provisions apply only if you are providing services outside the United States:
(i)    the Award and the shares of Common Stock subject to the Award, and the value and income of same, are extraordinary items that are not part of normal or expected compensation for any purpose and are outside the scope of your employment or service contract, if any; and
(ii)    neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Award or of any amounts due to you pursuant to the vesting of the Award or the subsequent sale of any shares of Common Stock acquired upon vesting.
12.    DATA PRIVACY.
(a)    You hereby explicitly, voluntarily and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Company, the Employer or any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.
(b)    You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares of stock awarded, canceled, settled, vested, unvested or outstanding in your favor (the “Personal Data”), for the purpose of implementing, administering and managing the Plan. You understand that Personal Data may be transferred to E*Trade Securities LLC or any other third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Personal Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom you may elect to deposit any shares of stock acquired upon exercise of the Award. You understand that Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view the Personal Data, request additional information about the storage and processing of the Personal Data, request any necessary amendments to the Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. If you do not consent or later

8

seek to revoke your consent, your employment status or service or career with the Employer will not be adversely affected. You understand, however, that refusing or withdrawing your consent may affect your ability to hold the Award and participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
13.    NOTICES. Any notices provided for in your Award or the Plan shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, (ii) the date that electronic notice is sent by you or Shareholder Services (as applicable), in the case of notices provided by electronic means, or (iii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:
COMPANY:        Synopsys, Inc.
Shareholder Services
690 East Middlefield Road
Mountain View, CA 94043
United States of America

PARTICIPANT:	Your address as on file with the Company at the time notice is given
14.    HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
15.    AMENDMENT. This Agreement may be amended solely by the Company by a writing (including an electronic writing) which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment impairing your rights hereunder may be made without your written consent. Without limiting the foregoing, the Company reserves the right to change, by written notice (including via electronic delivery) to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
16.    MISCELLANEOUS.
(a)    The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

9

(b)    All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
(c)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(d)    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(e)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(f)    The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
(g)    If you have received this or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(h)    The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
17.    GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 3 of this Agreement shall govern the timing of any distribution of Common Stock under your Award. The Company shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon you, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

10

18.    APPENDIX. Notwithstanding any provisions in this Agreement, the Award shall be subject to the special terms and conditions set forth in the Appendix to this Agreement for jurisdictions in which you are subject to the applicable laws. Moreover, if you relocate to one of the countries included in the Appendix or otherwise become subject to the laws of such jurisdiction, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.
19.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan sponsored by the Company or any Affiliate.
20.    CHOICE OF LAW AND VENUE. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or the Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara, California, or the federal courts for the United States for the Northern District of California.
21.    SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
22.    OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information (such as public filings) required by Rule 428(b)(1) promulgated under the Securities Act.
23.    ELECTRONIC DELIVERY. The Company may, in its sole discretion, decide to deliver any documents related to the Award granted hereunder or to participation in the Plan (or future restricted stock units or other equity awards that may be granted under the Plan) by electronic means (including by filing documents publicly with at www.sec.gov or any successor website thereto) or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail. You further acknowledge that you will be provided with a paper copy of any

11

documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail.
* * * * *
Your signature below or online acceptance (where permitted) indicates that you have read this Agreement (including any appendices hereto) and agree to be bound by the terms and conditions of the Plan and this Agreement.

	Synopsys, Inc.	Participant
By:
	Title: Date: %%OPTION_DATE%-%	%%FIRST_NAME%-% %%LAST_NAME%-% Date:

12

Appendix

Synopsys, Inc. Restricted Stock Unit Grant Notice and Award Agreement

This Appendix, which is part of the Restricted Stock Unit Grant Notice and Award Agreement, contains the additional terms and conditions of the Restricted Stock Units that will apply to Participants in the countries listed below. If you are a citizen or resident of a country other than the one in which you currently are working, you transfer employment and/or residency to another country after the Award is granted or you are considered a resident of another country for local law purposes, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and/or the Agreement.

Belgium

There are no country-specific terms or conditions.

Canada

Withholding Obligations. The following provision supplements Section 10 of the Agreement:

A number of shares of Common Stock sufficient to cover any Tax-Related Items that the Company or the Employer is required to withhold will automatically be sold (on your behalf pursuant to this authorization) when your Award vests. You will receive the net shares remaining after such withholding obligations and any broker fees and commissions have been satisfied.

Settlement in Shares. Notwithstanding any discretion contained in the Plan to settle the Award in cash, due to tax laws considerations in Canada, Restricted Stock Units will be settled in shares of Common Stock only and do not provide any right for you to receive a cash payment.

Finland

Withholding Obligations. The following provision supplements Section 10 of the Agreement:

A number of shares of Common Stock sufficient to cover any Tax-Related Items that the Company or the Employer is required to withhold will automatically be sold (on your behalf pursuant to this authorization) when your Award vests. You will receive the net shares remaining after such withholding obligations and any broker fees and commissions have been satisfied.

France

Withholding Obligations. The following provision supplements Section 10 of the Agreement:

A number of shares of Common Stock sufficient to cover any Tax-Related Items that the Company or the Employer is required to withhold will automatically be sold (on your behalf pursuant to this authorization) when your Award vests. You will receive the net shares remaining after such withholding obligations and any broker fees and commissions have been satisfied.

Consent to Receive Information in English. By accepting the Restricted Stock Units, you confirm having read and understood the Plan and Agreement, including all terms and conditions included therein, which were provided in the English language. You accept the terms of those documents accordingly.

En acceptant les Restricted Stock Units, vous confirmez avoir lu et compris le Plan and le Contrat y relatifs, incluant leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.

Germany

Withholding Obligations. The following provision supplements Section 10 of the Agreement:

A number of shares of Common Stock sufficient to cover any Tax-Related Items that the Company or the Employer is required to withhold will automatically be sold (on your behalf pursuant to this authorization) when your Award vests. You will receive the net shares remaining after such withholding obligations and any broker fees and commissions have been satisfied.

Hong Kong

Securities Warning. In accepting the Award, you understand and acknowledge that the Restricted Stock Units and any shares of Common Stock issued at vesting of the Restricted Stock Units do not constitute a public offering of securities under Hong Kong law and are available only to employees and consultants of the Company and its Affiliates. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units and any related documentation are intended only for your personal use and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, you should obtain independent professional advice.

Settlement in Shares. Notwithstanding any discretion contained in the Plan to settle the Award in cash, due to tax law considerations in Hong Kong, the Restricted Stock Units shall be settled in shares of Common Stock only and do not provide any right for you to receive a cash payment.

Sale of Shares. If the Restricted Stock Units vest within six months of the Date of Grant, you agree that you will not dispose of the shares of Common Stock acquired prior to the six-month anniversary of the Date of Grant.

Hungary

There are no country-specific terms or conditions.

India

Withholding Obligations. The following provision supplements Section 10 of the Agreement:

The Employer will withhold any Tax-Related Items from your wages when your Award vests.

Ireland

Withholding Obligations. The following provision supplements Section 10 of the Agreement:

A number of shares of Common Stock sufficient to cover any Tax-Related Items that the Company or the Employer is required to withhold will automatically be sold (on your behalf pursuant to this authorization) when your Award vests. You will receive the net shares remaining after such withholding obligations and any broker fees and commissions have been satisfied.

Israel

Trust Arrangement. You understand and agree that the Restricted Stock Units are granted subject to and in accordance with the Synopsys, Inc. 2006 Employee Equity Incentive Plan Israeli Subplan (the “Subplan”), the trust deed between the Company and ESOP Management and Trust Services Ltd. or any successor trustee (the “Trustee”), the Confirmation Letter -- Trustee 102 Awards, the Agreement and the Plan. You further understand and agree that the Restricted Stock Units and any shares of Common Stock issued upon vesting of the Restricted Stock Units are intended to qualify for the favorable tax treatment available in Israel pursuant to the provisions of the 102 Capital Gains Track (as defined in the Subplan). The Company does not make any undertaking or representation to maintain the qualified status of the Restricted Stock Units. In the event of any inconsistencies between the Subplan, the Agreement and/or the Plan, you agree that the Subplan will govern the Restricted Stock Units granted to you in Israel.

If you have not already signed the Confirmation Letter -- Trustee 102 Awards provided by ESOP Management and Trust Services Ltd. or the Employer in connection with grants made under the Subplan, then you must print, sign and deliver the signed copy of the Confirmation Letter within 90 days to ESOP Management and Trustee Services Ltd. by email to esop-helpdesk@esop.co.il or by fax to 972-3-7602632. If you deliver your signed Confirmation Letter by fax, you should confirm receipt by contacting ESOP Management and Trust Services Ltd. by email at esop-helpdesk@esop.co.il or by phone at 1700-70-3767. If the Trustee does not receive the signed Confirmation Letter within 90 days, the Restricted Stock Units may not qualify for the favorable tax treatment under Section 102.

Distribution of Shares of Common Stock & Transfer Restrictions. This provision supplements Section 3 and Section 7 of the Agreement:

To receive the favorable tax treatment provided for in Section 102, the Restricted Stock Units and the shares of Common Stock issued upon vesting of the Restricted Stock Units will be held or controlled by the Trustee, pursuant to the terms of the trust deed, for your benefit, during the Required Holding Period (as defined in the Subplan), which, until further election by the Company, shall be twenty-four (24) months from the Date of Grant, or any other period determined under the ITO (as defined in the Subplan) as now in effect or as hereafter amended or determined by the Israeli Income Tax Authority. You may still access your Restricted Stock Units and sell shares of Common Stock through your account with the Company's designated broker, subject to the terms set forth in this Appendix. You hereby understand and agree you will not require the Company's designated broker or the Trustee to release or sell the shares of Common Stock during the Required Holding Period. After the Required Holding Period has expired, the shares of Common Stock issued at vesting of the Restricted Stock Units will continue to be held by the Trustee until the earlier of (i) the receipt by the Trustee of an acknowledgment from the Israeli Income Tax Authority that you have paid all applicable taxes due pursuant to the ITO and Section 102, or (ii) the Trustee withholds any applicable tax due pursuant to the ITO and Section 102. Notwithstanding the above, if any release or sale of shares of Common Stock occurs during the Required Holding Period, the tax consequences under Section 102 shall apply to and shall be borne solely by you.

Securities Law Exemption. An exemption from the requirement to file a prospectus with respect to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan file with the United States Securities and Exchange Commission are available free of charge upon request at your local HR department.

Italy

Withholding Obligations. The following provision supplements Section 10 of the Agreement:

A number of shares of Common Stock sufficient to cover any Tax-Related Items that the Company or the Employer is required to withhold will automatically be sold (on your behalf pursuant to this authorization) when your Award vests. You will receive the net shares remaining after such withholding obligations and any broker fees and commissions have been satisfied.

Data Privacy. The following provision replaces Section 12 of the Agreement:

You hereby acknowledge that your personal data is collected, used, processed and transferred outside of the European Union, as described in this Agreement by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Employer and/or the Company hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, national insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Restricted Stock Units or other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”).
You are aware that providing the Company with the Data is necessary for the performance of this Agreement and that your refusal to provide the Data would make it impossible for the Company to perform its contractual obligations and may impact your ability to vest in or realize benefits from the Restricted Stock Units. Your Data shall be accessible within the Company's organization only by the persons specifically charged with Data-processing operations and by the persons that need to access the Data because of their duties and position in relation to the performance of the contract. The Controller of personal data-processing is the Company, with registered offices at 690 East Middlefield Road, Mountain View, CA 94043, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Synopsys Italia S.r.l. with registered offices at Centro Direzionale Colleoni, Viale Colleoni 11 - Palazzo Sirio 3, 20041 Agrate Brianza (MI), Italy.
You understand that Data will be transferred to E*Trade Securities LLC and/or to such other stock plan service provider as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan and that Data may be transferred to certain other third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon vesting of the Restricted Stock Units. You understand that these recipients, which may receive, possess, use, retain and transfer such Data for the above-mentioned purposes, may be located in the United States, or elsewhere, including outside of the European Economic Area, and that the recipient’s country may have different data privacy laws and protections than your country. The processing activity, including transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to performance of contractual obligations related to the implementation, administration and management of the Plan.
You understand that Data-processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003. You understand that Data will be held only as long as is required by the law or is necessary to implement, administer and manage your participation in the Plan. You understand that, pursuant to Article 7 of Legislative Decree No. 196/2003, you have the right, without limitation, to access, delete, update, request the rectification of your Data and cease, for legitimate reasons, the Data-processing. Furthermore, you are aware that the Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting your local HR representative.

Plan Document Acknowledgment.  By accepting the Restricted Stock Units, you acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Plan and the

Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix.
You further acknowledge that you have read, understand and specifically and expressly accept the following sections of the Agreement: Section 2: Vesting; Section 3: Distribution of Shares of Common Stock; Section 7: Transfer Restrictions; Section 8: Award Not a Service Contract; Section 10: Withholding Obligations; Section 11: Nature of Grant, Section 16: Miscellaneous; Section 20: Choice of Law; and the Data Privacy provisions set forth above.

Japan

There are no country-specific terms or conditions.

Korea

There are no country-specific terms or conditions.

Netherlands

Withholding Obligations. The following provision supplements Section 10 of the Agreement:

A number of shares of Common Stock sufficient to cover any Tax-Related Items that the Company or the Employer is required to withhold will automatically be sold (on your behalf pursuant to this authorization) when your Award vests. You will receive the net shares remaining after such withholding obligations and any broker fees and commissions have been satisfied.

People’s Republic of China

Withholding Obligations. The following provision supplements Section 10 of the Agreement:

Due to local regulatory requirements, upon the vesting of your Restricted Stock Units, any shares of Common Stock to be issued to you upon vesting and settlement of the Restricted Stock Units will be immediately sold. You agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares at any particular price. Upon the sale of the shares, the Company agrees to pay you the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.

Exchange Control Requirements. You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the immediate sale of the shares issued upon the vesting of the Restricted Stock Units to the PRC if you are a PRC national or are otherwise determined to be subject to the requirements imposed by the State Administration of Foreign Exchange as determined by the Company. You further understand that, under local law, the sale proceeds will need to be repatriated through a special exchange control account established by an Affiliate in the PRC and you hereby consent and agree that any proceeds from the sale of any Restricted Stock Units you acquire may be transferred to such special account prior to being delivered to you. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the PRC.

You further understand and agree that the Company may distribute the proceeds of the sale of shares either in U.S. dollars or in local currency. If the proceeds are distributed in local currency, the Company is under no obligation to secure any particular exchange conversion rate and there will be delays in converting the cash proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares are sold and the time the cash proceeds are distributed to you through the special account described above.

Singapore

There are no country-specific terms or conditions.

Sweden

Withholding Obligations. The following provision supplements Section 10 of the Agreement:

A number of shares of Common Stock sufficient to cover any Tax-Related Items that the Company or the Employer is required to withhold will automatically be sold (on your behalf pursuant to this authorization) when your Award vests. You will receive the net shares remaining after such withholding obligations and any broker fees and commissions have been satisfied.

Switzerland

Withholding Obligations. The following provision supplements Section 10 of the Agreement:

For all Permit B holders and any cross border employees subject to withholding at source, a number of shares of Common Stock sufficient to cover any Tax-Related Items that the Company or the Employer is required to withhold will automatically be sold (on your behalf pursuant to this authorization) when your Award vests. You will receive the net shares remaining after such withholding obligations and any broker fees and commissions have been satisfied.

Taiwan

There are no country-specific terms or conditions.

United Kingdom

Vesting. The following provision supplements Section 1 of the Agreement:

Notwithstanding any discretion or anything to the contrary in the Plan and/or the Agreement, the grant of the Restricted Stock Units does not provide any right for you to receive a cash payment and the vested Restricted Stock Units will be settled in shares only.

Withholding Obligations. The following provision supplements Section 10 of the Agreement:

If you do not pay or the Company or the Employer does not withhold from you the full amount of income tax that you owe within ninety (90) days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 10 of the Agreement. Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for such a loan to cover the Tax-Related Items. In the event that you are a director or executive officer and the Tax-Related Items are not collected from or paid by you by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any employee national insurance contributions due on this additional benefit, which the Company or the Employer may recover at any time thereafter by any of the means in Section 10 of the Agreement.

Joint Election. As a condition of your participation in the Plan, you agree to accept any liability for secondary Class 1 national insurance contributions (the “Employer’s Liability”) which may be payable by the Company and/or the Employer in connection with the Restricted Stock Units and any event giving rise to Tax-Related Items. Without prejudice to the foregoing, you agree to execute a joint election with the Company (the “Joint Election”) prior to vesting of the Restricted Stock Units, the form of such Joint Election being formally approved by HMRC and attached hereto as Exhibit A, and any other consent or elections required to accomplish the transfer of the Employer’s Liability to you. You further agree to execute such other joint elections as may be required between yourself and any successor to the Company and/or the Employer. You further agree that the Company and/or the Employer may collect the Employer’s Liability by any of the means set forth in Section 10 of the Agreement.

If you do not enter into a Joint Election prior to vesting of the Restricted Stock Units, if approval of the Joint Election has been withdrawn by HMRC or if such Joint Election is jointly revoked by you and the Company or the Employer, as applicable, the Company, in its sole discretion and without any liability to the Company or the Employer, may choose not to issue or deliver any shares to you upon vesting of the Restricted Stock Units.

United States

Withholding Obligations. The following provision supplements Section 10 of the Agreement:

Upon vesting of Restricted Stock Units, the Company will issue to you the number of shares covered by the vested Restricted Stock Units, less the number of shares sufficient to cover any Tax-Related Items that the Company is required to withhold.

Exhibit A
(UK Participants)
PLEASE READ THE FOLLOWING IN ITS ENTIRETY
BEFORE ACCEPTING YOUR AWARD
SYNOPSYS, INC.
2006 EMPLOYEE EQUITY INCENTIVE PLAN

Important Note on the Joint Election to Transfer
Employer National Insurance Contributions

As a condition of your participation in the 2006 Employee Equity Incentive Plan, you are required to enter into a joint election to transfer to you any liability for employer’s national insurance contributions (the “Employer’s Liability”) that may arise in connection with your award of stock options and/or restricted stock units (together, the “Awards”), or in connection with future Awards that may be granted to you by Synopsys, Inc. (the “Company”) under its 2006 Employee Equity Incentive Plan (the “Joint Election”).
If you do not agree to enter into the Joint Election, the Awards will be worthless, you will not be able to exercise the options or vest in the restricted stock units, or receive any benefit in connection with the Awards, as set forth in your Award Agreement.
By entering into the Joint Election:

I.
you agree that any Employer’s Liability that may arise in connection with or pursuant to the exercise or vesting of the Award, as applicable (and the acquisition of shares of the Company’s common stock) or other taxable events in connection with the Award will be transferred to you; and

II.	you authorise the Company and/or your employer to recover an amount sufficient to cover this liability by any method set forth in the relevant Award Agreement and/or the Joint Election.
Indicating your acceptance of the Option Agreement and/or Restricted Stock Unit Award Agreement, as applicable, indicates your agreement to be bound by the terms of the Joint Election.

Please read the terms of the Joint Election carefully before accepting the Option Agreement and/or the Restricted Stock Unit Award Agreement and the Joint Election.
PLEASE PRINT AND KEEP A COPY OF THIS ELECTION FOR YOUR RECORDS

SYNOPSYS , INC.
2006 EMPLOYEE EQUITY INCENTIVE PLAN
(UK Participants)
FORM OF ELECTION TO TRANSFER THE EMPLOYER'S SECONDARY
CLASS 1 NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE

1.	Parties

This Election is between:

(A)
You, the individual who has obtained access to this Election (the “Participant”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive stock options (“Options”) and/or restricted stock units (“RSUs”) (each an “Award” and together, the “Awards”) pursuant to the terms and conditions of the Synopsys, Inc. 2006 Employee Equity Incentive Plan (the “Plan”), and

(B)
Synopsys, Inc. of 690 East Middlefield Road, Mountain View, California 94043, United States (the “Company”), which may grant Awards under the Plan and is entering this Election on behalf of the Employer.

2.	Purpose of Election

2.1
This Election relates to the Employer's secondary Class 1 National Insurance Contributions (the “Employer's Liability”) which may arise on the occurrence of a “Taxable Event” which gives rise to relevant employment income within section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 (“SSCBA”), including but not limited to:

(i)	the acquisition of securities pursuant to the Awards (pursuant to section 477(3)(a) ITEPA); and/or

(ii)	the assignment or release of the Awards in return for consideration (pursuant to section 477(3)(b) ITEPA); and/or

(iii)	the receipt of any other benefit in connection with the Awards other than a benefit within (i) or (ii) above (pursuant to section 477(3)(c) ITEPA); and/or

(iv)	post-acquisition events relating to the Awards or the securities acquired pursuant to the Awards (within section 426 ITEPA); and/or

(v)	post-acquisition events relating to the Awards or the securities acquired pursuant to the Awards (within section 438 ITEPA).

In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

2.2	This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

2.3	This Election applies to all Awards granted to the Participant under the Plan on or after May 22, 2009 up to the termination date of the Plan.

2.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5
This Election will not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA (employment income: securities with artificially depressed market value).

3	The Election
The Participant and the Company jointly elect that the entire liability of the Employer to pay the Employer's Liability on the Taxable Event is hereby transferred to the Participant. The Participant understands that by electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election.

4	Payment of the Employer's Liability

4.1
The Participant and the Company acknowledge that the Employer is under a duty to remit the Employer's Liability to HM Revenue and Customs on behalf of the Participant within 14 days after the end of the UK tax month during which the Taxable Event occurs, or such other period of time, as prescribed. The Participant agrees to pay to the Company and/or the Employer the Employer’s Liability on demand, at any time on or after the Taxable Event and hereby authorises the Company and/or the Employer to account for the Employer’s Liability to HM Revenue and Customs.

4.2	Without limitation to Clause 4.1 above, the Participant hereby authorises the Company and/or the Employer to collect the Employer's Liability from the Participant at any time after the Taxable Event:

(i)	by deduction from salary or any other payment payable to the Participant at any time on or after the date of the Taxable Event; and/or

(ii)	directly from the Participant by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Participant, for the sale of some of the securities which the Participant is entitled to receive in respect of the Awards; and/or

(iv)	through any other method as set forth in the relevant Award agreement entered into between the Participant and the Company.

4.3
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Participant until full payment of the Employer's Liability is collected from the Participant.

5	Duration of Election

5.1
The Participant and the Company agree to be bound by the terms of this Election regardless of whether the Participant is transferred abroad or is not employed by the Employer on the date on which the Employer's Liability becomes due. Any reference to the Company, the Employer and/or the Participant shall include that entity's successors in title and assigns as permitted in accordance with the terms of the Plan and Award agreement.

5.2	This Election will continue in effect until the earliest of the following:

a.	such time as both the Participant and the Company agree in writing that it should cease to have effect;

b.	on the date the Company serves written notice on the Participant terminating its effect;

c.	on the date HM Revenue and Customs withdraws approval of this Election; or

d.	on the date the Election ceases to have effect in accordance with its terms in respect of any outstanding Awards granted under the Plan.
Acceptance by THE PARTICIPANT
The Participant acknowledges that by clicking on the “I accept” button where indicated and from that date, the Participant agrees to be bound by the terms of this Election as stated above.
Acceptance by THE COMPANY
The Company acknowledges that by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election as stated above.

SYNOPSYS, INC.

By:
Title:

SCHEDULE TO FORM OF ELECTION – EMPLOYING COMPANIES
The employing companies to which this Election relates are:
(1)    Synopsys (Northern Europe) Limited

Registered Office:	100 Brook Drive Green Park, Reading RG2 6UJ United Kingdom
Company Registration Number:	2642054
Corporation Tax District:	Oxon and Bucks Area
Corporation Tax Reference:	402 56090 10710
PAYE District:	East Hampshire and Wight Area
PAYE Reference:	581/S3033

15